EXHIBIT 10.29

TENTH AMENDMENT TO

LOAN AGREEMENT

THIS TENTH AMENDMENT TO LOAN AGREEMENT (the “Amendment”) dated as of August 28, 2003 between NVR MORTGAGE FINANCE, INC., a Virginia corporation (“Borrower”), the Lenders party to the Loan Agreement referred to below (“Lenders”), U.S. BANK NATIONAL ASSOCIATION, as agent (“Agent”) for the Lenders.

WITNESSETH THAT:

WHEREAS, the Borrower, the Lenders and the Agent are parties to a Loan Agreement dated as of September 7, 1999, as amended by a Consent, Waiver and First Amendment to Loan Agreement dated as of November 19, 1999, a Second Amendment to Loan Agreement and Second Amendment to Pledge and Security Agreement dated as of September 1, 2000, a Third Amendment to Loan Agreement dated as of February 16, 2001, a Fourth Amendment to Loan Agreement dated as of August 31, 2001, a Fifth Amendment to Loan Agreement dated as of November 1, 2001, a Consent, Waiver and Sixth Amendment to Loan Agreement dated as of December 14, 2001, a Seventh Amendment to Loan Agreement dated as of May 17, 2002, an Eighth Amendment to Loan Agreement dated as of August 15, 2002 and a Ninth Amendment to Loan Agreement dated as of April 16, 2003 (as so amended, the “Loan Agreement”), pursuant to which the Lenders provide the Borrower with a revolving mortgage warehousing credit facility;

WHEREAS, the Borrower and the Lenders have agreed to amend the Loan Agreement upon the terms and conditions herein set forth.

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent agree as follows:

1. Certain Defined Terms. Each capitalized term used herein without being defined herein that is defined in the Loan Agreement shall have the meaning given to it therein.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Subsection (iv) of the definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

Jumbo Loans shall be 30% of the then Total Commitment.

(b) The definition of “Scheduled Termination Date” in Section 1.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Scheduled Termination Date” means August 26, 2004.

(c) Section 2.1(g) of the Loan Agreement is hereby amended to read in its entirety as follows:

(g) Increases. Borrower may from time to time request any Lender to increase its Commitment, provided that the Total Commitment may be increased to no more than $200,000,000. That increase must be effected by an amendment executed by Borrower, Agent, and the increasing Lender. Borrower shall execute and deliver to each such Lender a Committed Warehouse Note in the stated amount of its new Commitment. No Lender is obligated to increase its Commitment under any circumstances, and no Lender’s Commitment may be increased except by its execution of an amendment as stated above. Each Lender providing such additional Commitment increase shall be a “Lender” hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents. All amounts advanced hereunder pursuant to any such additional Commitment shall be secured by the Collateral on a pari passu basis with all other amounts advanced hereunder. In the event the Total Commitment is increased, Agent shall notify each Lender in writing of such increase and shall provide each Lender with a copy of the amendment giving effect to such increase, together with an updated Schedule 1.1(a) to this Agreement reflecting the Commitment Amount of each Lender. In the case of a Commitment increase, each Lender’s Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised Total Commitment and the Lender holding an additional Commitment shall, immediately upon receiving notice from Agent, pay to the Agent an amount equal to its pro rata share of the Borrowings outstanding as of such date. All such payments shall reduce ratably the outstanding principal balance of the Committed Warehouse Notes, shall be distributed by the Agent to the Lenders for application accordingly, and shall represent Borrowings to Borrower under the increasing Lender’s Committed Warehouse Note. The increasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of such payment. All new Borrowings occurring after an increase of the Total Commitment shall be funded in accordance with each Lender’s revised Commitment Percentage.

(d) Section 7.9 of the Loan Agreement is hereby amended in its entirety to read as follows:

7.9 Adjusted Tangible Net Worth. Adjusted Tangible Net Worth at any date shall not be less than $14,000,000, and in the event the Total Commitment is increased from $175,000,000, then as of the date of such increase and thereafter Adjusted Tangible Net Worth shall not be less than the quotient obtained when the Total Commitment is divided by 12.5.

(e) Schedule 1.1(a) to the Loan Agreement is hereby amended in its entirety to read as set forth on Exhibit A to this Amendment, which Exhibit A is hereby made a part of the Loan Agreement as Schedule 1.1(a) thereto.

3. Conditions to Effectiveness of this Amendment. This Amendment shall be effective as of August 28, 2003 (the “Effective Date”), provided the Agent shall have received at least nine (9) counterparts of this Amendment, duly executed by the Borrower and all of the Lenders, and the following conditions are satisfied:

(a) Before and after giving effect to this Amendment, the representations and warranties of the Borrower in Section 5 of the Loan Agreement and Section 5 of the Security Agreement shall be true and correct as though made on the date hereof, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement.

(b) Before and after giving effect to this Amendment, no Event of Default and no Default shall have occurred and be continuing.

(c) No material adverse change in the business, assets, financial condition or prospects of the Borrower shall have occurred since December 31, 2002.

(d) The Agent shall have received the following, each duly executed or certified, as the case may be, and dated as of the date of delivery thereof:

(i) a copy of resolutions of the Board of Directors of the Borrower, certified by its respective Secretary or Assistant Secretary, authorizing or ratifying the execution, delivery and performance of this Amendment;

(ii) a certified copy of any amendment or restatement of the Articles of Incorporation or the Bylaws of the Borrower made or entered following the date of the most recent certified copies thereof furnished to the Lenders; and

(iii) such other documents, instruments and approvals as the Agent may reasonably request.

4. Acknowledgments. The Borrower and each Lender acknowledges that, as amended hereby, the Loan Agreement remains in full force and effect with respect to the Borrower and the Lenders, and that each reference to the Loan Agreement in the Loan Documents shall refer to the Loan Agreement, as amended hereby. The Borrower confirms and acknowledges that it will continue to comply with the covenants set out in the Loan Agreement and the other Loan Documents, as amended hereby, and that its representations and warranties set out in the Loan Agreement and the other Loan Documents, as amended hereby, are true and correct as of the date of this Amendment, except to the extent such representations and warranties by their terms are made as of a specific date and except for changes that are permitted by the terms of the Loan Agreement. The Borrower represents and warrants that (i) the execution, delivery and performance of this Amendment is within its corporate powers and have been duly authorized by all necessary corporate action; (ii) this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency, or other similar laws affecting creditors’ rights generally and general principles of equity) and (iii) no Events of Default or Default exist.

5. General.

(a) The Borrower agrees to reimburse the Agent upon demand for all reasonable expenses (including reasonable attorneys fees and legal expenses) incurred by the Agent in the preparation, negotiation and execution of this Amendment and any other document required to be furnished herewith, and to pay and save the Lenders harmless from all liability for any stamp or other taxes which may be payable with respect to the execution or delivery of this Amendment, which obligations of the Borrower shall survive any termination of the Loan Agreement.

(b) This Amendment may be executed in several counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

(c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

(d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

(e) This Amendment shall be binding upon the Borrower, the Lenders, the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Agent and the successors and assigns of the Lenders and the Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

NVR MORTGAGE FINANCE, INC.

By:	/s/ William J. Inman
Its:	President

U.S. BANK NATIONAL ASSOCIATION, as Agent and Lender

By:	/s/ Kathleen Connor
Its:	Vice President

GUARANTY BANK

By:	/s/ Jenny Ray Stilwell
Its:	Vice President

NATIONAL CITY BANK OF KENTUCKY

By:	/s/ Mary Jo Reiss
Its:	Vice President

COMERICA BANK

By:	/s/ Paul G. Default
Its:	Vice President

JPMORGAN CHASE BANK

By:	/s/ Cynthia E. Crites
Its:	Senior Vice President

BANK ONE, NA (MAIN OFFICE CHIGAGO)

By	/s/ Rodney Davis
Its	Associate Director

EXHIBIT A TO

TENTH AMENDMENT

TO LOAN AGREEMENT

SCHEDULE 1.1(a)

Lender	Commitment Amount
U.S. Bank National Association Mortgage Banking Services U.S. Bank Place 800 Nicollet Mall Mail Station BC-MN-H03B Minneapolis, Minnesota 55402 Attention: Kathleen Connor Telephone: 612-973-0306 Telecopy: 612-973-0826	$52,500,000

Guaranty Bank 8333 Douglas, 11th Floor Dallas, Texas 75225 Attention: Jenny Stilwell Telephone: 214-360-2837 Telecopy: 214-360-1660	$35,000,000

Bank One, NA 1 Bank One Plaza, 16th Floor Chicago, IL 60670 Attention: Rodney S. Davis Telephone: 312-732-2714 Telecopy: 312-732-6222	$11,667,500

Comerica Bank Comerica Tower at Detroit Center 500 Woodward Avenue Detroit, MI 48226 Attention: Steve D. Clear Telephone: 313-222-3042 Telecopy: 313-222-9295	$23,332,500

National City Bank of Kentucky 101 South 5th Street Louisville, KY 40202 Attention: Mary Jo Reiss Telephone: 502-581-4197 Telecopy: 502-581-4154	$23,332,500

JPMorgan Chase Bank 707 Travis – 6 CBBN 91 Houston, TX 77002-8091 Attention: Ms. Cynthia E. Crites Telephone: 713-216-4425 Telecopy: 713-216-1567	$29,167,500

TOTAL	$175,000,000

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